QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.20

INDEMNITY AGREEMENT

        THIS INDEMNITY AGREEMENT (this "Agreement") dated as of                        , 2004, is made by and between Tetra Tech, Inc., a Delaware corporation (the "Company"), and                        (the "Indemnitee").

R E C I T A L S:

        A.    The Company recognizes that competent and experienced persons are increasingly reluctant to serve as directors and officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors or officers.

        B.    The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous or conflicting, and therefore fail to provide such directors with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take.

        C.    The Company and the Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so substantial (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors and officers.

        D.    The Company believes that it is unfair for its directors and officers to assume the risk of substantial judgments and other expenses which may occur in cases in which the director and/or officer, as the case may be, received no personal profit and in cases where such person acted in good faith.

        E.    Section 145 of the General Corporation Law of Delaware ("Section 145"), under which the Company is organized, empowers the Company to indemnify its directors and officers by agreement and to indemnify persons who serve, at the request of the Company, as the directors and officers of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive.

        F.    The Board of Directors of the Company has determined that contractual indemnification as set forth herein is not only reasonable and prudent but necessary to promote the best interests of the Company and its stockholders.

        G.    The Company desires and has requested the Indemnitee to serve or continue to serve as a director and/or officer of the Company.

        H.    The Indemnitee only is willing to serve, or to continue to serve, as a director and/or officer of the Company if the Indemnitee is furnished the indemnity provided for herein by the Company.

A G R E E M E N T:

        NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

        1.    Definitions.

          (a)    Agent. For purposes of this Agreement, "agent" of the Company means any person who: (i) is or was a director and/or officer of the Company or a subsidiary of the Company; or (ii) is or was serving at the request of, for the convenience of, or to represent the interest of the Company or a subsidiary of the Company as a director, officer or trustee of, or in any other capacity with, another foreign or domestic corporation, partnership, joint venture or employee benefit plan.

          (b)    Expenses. For purposes of this Agreement, "expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he is not otherwise compensated by the Company or any third party, provided that the rate of compensation and estimated time involved is approved in advance by the Board of Directors of the Company), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145 or otherwise, and amounts paid in settlement by or on behalf of the Indemnitee, but shall not include any judgments, fines or penalties actually levied against the Indemnitee.

          (c)    Proceedings. For the purposes of this Agreement, "proceeding" means any threatened, pending, or completed action, suit, arbitration, hearing or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

          (d)    Subsidiary. For purposes of this Agreement, "subsidiary" means any corporation of which more than 50% of the outstanding voting securities are owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

        2.    Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an agent of the Company or a subsidiary of the Company, at the will of such corporation (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an agent of such corporation, so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of such corporation or of any subsidiary thereof, or until such time as the Indemnitee tenders his resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment of the Indemnitee in any capacity or to give the Company the right to require the Indemnitee to resign from the Board of Directors of the Company. This Agreement shall continue in force after the Indemnitee has ceased to serve as a director or officer of the Company.

        3.    Indemnification.

          (a)    Indemnification in Third Party Proceedings. Subject to Section 10 below, the Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding (other than a proceeding by or in the name of the Company to procure a judgment in its favor) by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of any act or inaction by him in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines and penalties), actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding, but only if the Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful, pursuant to the presumption set forth in subsection (c) below, as applicable. The termination of any proceeding by judgment, order of court, settlement, conviction or on plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal proceedings, that such person had reasonable cause to believe that his conduct was unlawful.

          (b)    Indemnification in Derivative Actions. Subject to Section 10 below, the Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding by or in the name of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of any act or inaction by him in any such capacity, against all expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement, or appeal of such proceedings, but only if the Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, pursuant to the presumption set forth in subsection (c) below; provided, however, that no indemnification under this Section 3 shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of the Indemnitee's duty to the Company, unless and only to the extent that any court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

          (c)    Conclusive Presumption Regarding Indemnitee Conduct. With respect to Sections 3(a) and 3(b) above, the Indemnitee shall be conclusively presumed to have acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe Indemnitee's conduct was unlawful, unless a determination is made that the Indemnitee has not acted in accordance with the standards set forth above (i) by the Board of Directors by a majority vote of a quorum thereof consisting of directors who were not parties to the proceeding due to which a claim is made under this Agreement, (ii) by the stockholders of the Company by a majority vote of stockholders who were not parties to such a proceeding, or (iii) in a written opinion of independent legal counsel, selection of whom has been approved by the

Indemnitee in writing or, if not so approved, then approved by a panel of arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected.

        4.    Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, including the dismissal of any action without prejudice, the Company shall indemnify the Indemnitee against all expenses actually incurred in connection with the investigation, defense or appeal of such proceeding.

        5.    Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines or penalties) actually incurred by him in the investigation, defense, settlement or appeal of a proceeding but is not entitled, however, to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

        6.    Advancement of Expenses. Subject to Section 10(b) below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. The advances to be made hereunder shall be paid by the Company to or on behalf of the Indemnitee within 30 days following delivery of a written request therefor by the Indemnitee to the Company.

        7.    Notice and Other Indemnification Procedures.

          (a)    Notification of Proceeding. Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

          (b)    Request for Indemnification. Any indemnification requested by the Indemnitee under Section 3 hereof shall be made no later than 10 days after receipt of the written request of the Indemnitee, unless a good faith determination is made by the Company's Board of Directors within said 10-day period in accordance with one of the methods set forth in Section 3(c) above that the Indemnitee is not or (subject to final judgment or other final adjudication as provided in Section 10(a) below) ultimately will not be entitled to indemnification hereunder.

          (c)    Application for Enforcement. Notwithstanding a determination under Section 7(b) above that the Indemnitee is not entitled to indemnification with respect to any specific proceeding, the Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing the Indemnitee's right to indemnification pursuant to this Agreement. In such an enforcement hearing or proceeding, the burden of proving by clear and convincing evidence that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors, stockholders, independent legal counsel or the panel of arbitrators) to have made a determination prior to the commencement of such action that the Indemnitee is entitled to indemnification hereunder, nor an actual determination by the Company (including its Board of Directors or independent legal counsel or the panel of arbitrators) that the Indemnitee is not entitled to indemnification hereunder, shall be a defense to the action or create any presumption that the Indemnitee is not entitled to indemnification hereunder.

          (d)    Indemnification of Certain Expenses. The Company shall indemnify the Indemnitee against all expenses incurred in connection with any hearing or proceeding under this Section 7 unless the Company prevails by clear and convincing evidence in such hearing or proceeding.

        8.    Assumption of Defense. In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company shall not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (a) the Indemnitee shall have the right to employ his counsel in such proceeding at the Indemnitee's expense; and (b) if (i) the employment of counsel by the Indemnitee has been previously authorized in writing by the Company, (ii) the Indemnitee's counsel delivers a written notice to the Company stating that such counsel has reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding within a reasonable time, not exceeding 60 days or, if shorter, such period as shall not prejudice the defense of the Indemnitee, then in any such event the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company.

        9.    Insurance. The Company shall maintain directors' and officers' liability insurance ("D&O Insurance") with respect to which the Indemnitee is named as an insured. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to indemnify the Indemnitee for expenses, judgments, fines or penalties which have been paid directly to the Indemnitee by D&O Insurance. If commercially available, the D&O Insurance shall provide for coverage in the minimum amount of $20,000,000. The Company shall not take any action intended to change the terms of the D&O Insurance or the rights of the insureds granted thereunder without providing notice to, and obtaining the approval of, the Board of Directors. At the time the Company receives from the Indemnitee any notice of the commencement of a proceeding, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

        10.    Exceptions.

          (a)    Certain Matters. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee on account of any proceeding (i) with respect to remuneration paid to the Indemnitee if it is determined by final judgment or other final adjudication, in either case not subject to further appeal, that such remuneration was in violation of law; (ii) which final judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended; or (iii) which (but only to the extent that it) is determined by final judgment or other final adjudication, in either case not subject to further appeal, that the Indemnitee's conduct was in bad faith, knowingly fraudulent or deliberately dishonest. For purposes of the foregoing sentence, a final judgment or other adjudication may be reached in either the underlying proceeding or action in connection with which indemnification is sought or a separate proceeding or action to establish rights and liabilities under this Agreement.

          (b)    Claims Initiated by the Indemnitee. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors of the Company finds it to be appropriate.

          (c)    Action for Indemnification. Any provision herein to the contrary notwithstanding, the Company shall be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement unless the Company prevails in such proceeding by clear and convincing evidence.

          (d)    Unauthorized Settlements. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding effected without the Company's written consent. Neither the Company nor the Indemnitee shall unreasonably withhold consent to any proposed settlement; provided, however, that the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company determines in good faith (pursuant to Section 7(b) above) that the Indemnitee is not or ultimately will not be entitled to indemnification hereunder.

          (e)    Securities Act Liabilities. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Act") in any registration statement filed with the Securities and Exchange Commission under the Act.

The Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K currently generally requires the Company to undertake in connection with any registration statement filed under the Act to submit the issue of the enforceability of the Indemnitee's rights under this Agreement in connection with any liability under the Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue. The Indemnitee specifically agrees that any such undertaking shall supersede the provisions of this Agreement and to be bound by any such undertaking.

        11.    Nonexclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or Bylaws, in any court in which a proceeding is brought, the vote of the Company's stockholders or disinterested directors, other agreements or otherwise, both as to action in the Indemnitee's official capacity and to action in another capacity while occupying his position as an agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee. Any provision herein to the contrary notwithstanding, the Company may provide, in specific cases, the Indemnitee with full or partial indemnification if the Board of Directors of the Company determines that such indemnification is appropriate.

        12.    Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who, at the request and expense of the Company, shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

        13.    Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

        14.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.

        15.    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

The indemnification rights afforded to the Indemnitee hereby are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Certificate of Incorporation or Bylaws of the Company or by other agreements.

        16.    Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto, including, without limitation, the surviving corporation in any merger transaction or other business combination or reorganization to which the Company is a party.

        17.    Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (i) ten years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company; or (ii) the final termination of any proceeding then pending in respect of which the Indemnitee is grated rights of indemnification or advance of expenses hereunder and of any proceeding commenced by the Indemnitee pursuant to Section 7 hereof relating thereto.

        18.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

        19.    Enforcement.

          (a)    Reliance. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to serve or continue to serve as a director and/or officer of the Company or its subsidiaries, and to serve upon any committee of the Board of Directors of the Company or its subsidiaries as requested by such Board, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as a director and/or officer of the Company or its subsidiaries and a member of any such committee.

          (b)    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

        20.    Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such proceeding in order to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such proceeding; and (ii) the relative fault of the Company (and its directors, officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s).

        21.    Notice. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified at the addresses set forth on the signature page of this Agreement (or such other address(es) as a party may designate for itself by like notice).

        22.    Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

        IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

THE COMPANY:
TETRA TECH, INC. a Delaware corporation
By:
Name:	Li-San Hwang
Title:	Chairman and Chief Executive Officer

Address:	3475 East Foothill Boulevard Pasadena, California 91107
THE INDEMNITEE:
Signature of the Indemnitee
Print or Type Name of the Indemnitee
Address:

QuickLinks

  EXHIBIT 10.20
INDEMNITY AGREEMENT